Pricing Supplement No. 145L Dated June 24, 2002 (To Prospectus dated October 31, 2001 and Prospectus Supplement dated November 9, 2001)	Rule 424(b)(2) File No. 333-71876 CUSIP #: 46623E BF5

J.P. MORGAN CHASE & CO.
[X]	Senior Medium-Term Notes, Series C Due From Nine Months to Thirty Years from Date of Issue
[ ]	Subordinated Medium Term Notes, Series A Due From Nine Months to Thirty Years from Date of Issue
Principal Amount: Issue Price Commission or Discount: Proceeds to Company	$ 50,000,000 100% $ 50,000 $ 49,950,000
Agents	Principal Amount To be Purchased
J.P. MORGAN SECURITIES INC.	$ 49,000,000
Ramirez Co. Inc.	$ 500,000
Sandler O'Neill & Partners, L.P.	$ 500,000
Agents' Capacity: if as principal	[ ] As agent	[X] As principal
[ ]	The Notes are being offered at varying prices relating to prevailing market prices at the time of sale. SEE BELOW
[X]	The Notes are being offered at a fixed initial public offering price equal to the Issue Price (as a percentage of Principal Amount).
Original Issue Date:	June 28, 2002
Stated Maturity:	June 28, 2004

Form:  [X]   Book-entry   [_]  Certificated

Currency:  U.S. Dollars

[X]  Fixed Rate Note: 3.43%
[ ] Floating Rate Note:	CD [ ] Treasury Rate [ ]	Commercial Paper Rate [ ] Prime Rate [ ]	LIBOR Telerate [ ] CMT [ ]	LIBOR Reuters [ ]

Interest Payment Dates:
   Semi-annually on each 28th or next good business day of December and June, commencing with December 28, 2002.

Interest Reset Dates:   Not Applicable
Index Maturity:   Not Applicable
Spread (+/-):   Not Applicable
Multiplier:   Not Applicable
Maximum Interest Rate:    Not Applicable     Minimum Interest Rate:   Not Applicable
Optional Redemption:   Yes [   ]   No [X]